Exhibit U.2

ICE TRADE VAULT SECURITY-BASED SDR USER AGREEMENT

This agreement (the "ICE Trade Vault Agreement") sets out the terms on which ICE Trade Vault, LLC ("ICE Trade Vault"), which owns and operates an electronic platform (the "ICE Trade Vault Platform") for the collection, storage and regulatory reporting of a comprehensive range of trade data ("Trades") in respect of transactions in derivatives of the asset class or classes that have been approved by the Securities and Exchange Commission ("SEC"). ICE Trade Vault is approved by the SEC to offer a security-based swap data repository service ("ICE SBSDR Service" or "ICE Trade Vault Service") to participants, as defined under the Securities Exchange Act of 1934 ("Exchange Act") Rule 900(u)(1)-(3 ICE Trade Vault offers the ICE SBSDR Service as a regulated service. The rules, terms, conditions and procedures applicable to the ICE SBSDR Service are set forth in the ICE Trade Vault SBSDR Guidebook.   ICE Trade Vault has agreed to provide the party identified below ("User") with access to the ICE Trade Vault Platform.  All capitalized terms used in this ICE Trade Vault Agreement shall have the meanings ascribed to them in this ICE Trade Vault Agreement.

1) ACCESS TO ICE TRADE VAULT PLATFORM.  ICE Trade Vault hereby grants User a non-exclusive, non-transferable, revocable license to access and use the ICE Trade Vault Platform as it may exist from time to time and to utilize any hardware, software, systems and/or communications links furnished by ICE Trade Vault to User from time to time (collectively, the "System") in accordance with the ICE Trade Vault Terms (as defined below), solely for the purpose of allowing User to use the ICE Trade Vault Service in the form offered by ICE Trade Vault from time to time.

2) TERMS OF ACCESS.  User's access to and use of the System and the ICE Trade Vault Service will be governed by this ICE Trade Vault Agreement, taken together with (i) the Service and Pricing Schedules (the "Schedules") available on ICE Trade Vault's website at www.icetradevault.com, (ii) the ICE Trade Vault SBSDR Guidebook governing the ICE SBSDR Service, and (iii) any other applicable Annexes relating to this ICE Trade Vault Agreement (collectively referred to herein as the "ICE Trade Vault Terms"). ICE Trade Vault may amend the ICE Trade Vault Terms at any time and in accordance with Applicable Law, and any such amendments will be prospectively binding on User, provided that ICE Trade Vault will provide at least two weeks' prior notice, through electronic or other direct communication with User, of any such amendments that are likely to materially and adversely affect User or its rights or obligations hereunder. User's use of the ICE Trade Vault Platform after the effective date of any such amendment shall constitute its ratification of and agreement to any such amendment.  If ICE Trade Vault elects to require User to acknowledge and agree to an amendment, such amendment will not become effective until User has done so in the manner specified by ICE Trade Vault.

3) USER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. User hereby represents, warrants and covenants as follows:

 a) User agrees to be bound by the ICE Trade Vault SBSDR Guidebook, as amended from time to time, together with this ICE Trade Vault Agreement for purposes of the ICE SBSDR Service.
 b) The ICE Trade Vault Service, the System and ICE Trade Vault Information (as defined below) are the exclusive proprietary property of ICE Trade Vault constituting trade secrets. For purposes of this Agreement, "ICE Trade Vault Information" means all information and content displayed or distributed on the System or as part of the ICE Trade Vault Service or derived therefrom, but for purposes of this Section 3(b) excludes data submitted to the ICE SBSDR Service by User or on User's behalf ("ICE SBSDR Service Data").  User has been granted a limited license to use the System, the ICE Trade Vault Service and the ICE Trade Vault Information solely for the purposes set forth herein and User will have no other rights with respect to the System, the ICE Trade Vault Service or the ICE Trade Vault Information.  Without limitation of the foregoing, User will access and utilize the System, the ICE Trade Vault Service and the ICE Trade Vault Information solely for its own internal business activities in accordance with the ICE Trade Vault Terms.  In accordance with the foregoing, User will not provide access to the System, the ICE Trade Vault Service or the ICE Trade Vault Information to any third party unless such third party is an affiliate of User or an ICE Trade Vault approved Authorized Agent as provided in Section 4 below.  User agrees that it will not copy, modify, reverse engineer, reverse assemble or reverse compile the System, the ICE Trade Vault Service or any of the ICE Trade Vault Information displayed on the System; and that it will not distribute, rent, sell, retransmit, redistribute, release or license the System, the ICE Trade Vault Service or any ICE Trade Vault Information, or any part thereof to any third party (other than to its affiliates and agents subject to and in accordance with this ICE Trade Vault Agreement).  User further agrees that it will not, without limitation (other than for its own internal use in accordance with this ICE Trade Vault Agreement), communicate, redistribute, or otherwise furnish, or permit to be communicated, redistributed or otherwise furnished, all or any portion of the ICE Trade Vault Information, in any format, to any third party or in constructing or calculating the value of any index or indexed products.  User will use its best efforts to ensure that its partners, officers, directors, employees and agents maintain sole control and possession of, and sole access to, ICE Trade Vault Information obtained through User's access to the System.  Notwithstanding anything to the contrary herein, it is understood and agreed that any and all ICE SBSDR Service Data shall be the non-exclusive property of ICE Trade Vault and User, and that each party shall have the right to use, sell, retransmit or redistribute such information, in accordance with Applicable Law (as defined below) and the provisions of Section 7 hereof. It is further understood and agreed that use of ICE SBSDR Service Data is subject to restrictions detailed in the ICE Trade Vault SBSDR Guidebook and Applicable Law. For purposes of this ICE Trade Vault Agreement, "Applicable Law" means all applicable governmental laws, rules and regulations, judicial orders and decisions, and the rules, regulations, interpretations and protocols of any applicable self-regulatory organization, as amended from time to time.
 c) User will comply with the ICE Trade Vault Terms and Applicable Law in connection with User's access to and use of the System, the ICE Trade Vault Service and the ICE Trade Vault Information.
 d) User acknowledges and accepts that it shall be solely responsible for any and all costs or expenses associated with its accessing and utilizing the ICE Trade Vault Platform.
 e) User acknowledges that ICE Trade Vault may, in its sole discretion, with or without cause or prior notice to User but subject to compliance with Applicable Law, temporarily or permanently cease to make ICE Trade Vault Information available or suspend, terminate or restrict User's access to and utilization of the ICE Trade Vault Platform, as further described in the ICE Trade Vault SBSDR Guidebook. User acknowledges that its access to and utilization of the ICE Trade Vault Platform may be monitored by ICE Trade Vault for its own purposes (including, without limitation, for purposes of monitoring levels of activity in categories of Trades and for purposes of maintaining the functional and operational integrity of the System and for purposes of complying with Applicable Law) and not for the benefit of User.  The ICE Trade Vault SBSDR Guidebook, as applicable, may set forth additional terms and conditions under which ICE Trade Vault may temporarily or permanently suspend the ICE Trade Vault Service.
 f) User acknowledges that ICE Trade Vault has furnished to User the Disclosure Document (or the web address to the most current version of the Disclosure Document) as required by Exchange Act Rule 13n-10.
 g) User has all necessary power and authority to execute and perform this ICE Trade Vault Agreement, and this ICE Trade Vault Agreement is its legal, valid and binding agreement, enforceable against User in accordance with its terms. Neither the execution of nor performance under this ICE Trade Vault Agreement by User violates any law, rule, regulation or order, or any agreement, document or instrument, binding on or applicable to User.
 h) User agrees to provide ICE Trade Vault with information related to User's use of the System and the ICE Trade Vault Service that are reasonably requested by ICE Trade Vault, if such information is reasonably necessary in order to enable ICE Trade Vault to assess the identity of persons or entities accessing the System and the ICE Trade Vault Service through User's Passwords (as defined in Section 4), maintain the integrity of the System, or to comply with Applicable Law, and such information will be accurate and complete in all material respects and subject to the Confidentiality provisions of Section 7.  Should User refuse to provide information, or if the information demonstrates a potential violation of the terms and conditions of this ICE Trade Vault Agreement, then ICE Trade Vault shall have the right, upon five (5) days' notice, to conduct an on-site audit during regular business hours of User's compliance with this ICE Trade Vault Agreement.  ICE Trade Vault may inspect, among other things, any use of the System, the ICE Trade Vault Service and the ICE Trade Vault Information.  ICE Trade Vault's right of inspection shall extend only so far as may be necessary to ensure compliance by User with the provisions of this ICE Trade Vault Agreement.
 i) User acknowledges that the System and related technical information, documents and materials are subject to export controls under the U.S. Export Administration Regulations.  User will (1) comply with all legal requirements established under these controls, (2) cooperate fully with ICE Trade Vault in any official or unofficial audit or inspection that relates to these controls and (3) not export, re-export, divert or transfer, directly or indirectly, any such item or direct products thereof to, or otherwise enter into any transaction or engage in any other activities with, any country, territory or Person restricted or targeted by the economic sanctions or export control laws of the United States, which would be prohibited under the laws or regulations of the United States, any Person that resides or has a place of business in any such country or territory, or any Person that otherwise appears on any U.S.-government provided list of known or suspected terrorists or terrorist organizations.  A "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, trust, estate, unincorporated organization or other entity.
 j) User acknowledges and agrees that all fees and other charges incurred by User under this ICE Trade Vault Agreement in any calendar month shall be invoiced by ICE Trade Vault to User based on the Schedules, as amended from time to time.  If User elects via the System to pay certain fees and charges on behalf of another firm, User acknowledges and agrees that it will also be invoiced for such fees and charges based on the Schedules, as amended from time to time.  ICE Trade Vault will provide User with an invoice which states the amount owed by User, including any fees, other charges or related taxes, which will be due and payable in the currency, timeframe and manner specified in the Schedules.  A User shall have 30 days from the time of invoice to reconcile and dispute any charges, after which the User agrees that all charges are accurate.  Late payments will bear interest after the due date at a rate per annum of interest equal to the Prime Rate (as published in the Wall Street Journal) plus 1.5%, to the extent that such rate shall not exceed the maximum rate allowed by Applicable Law.
 k) User acknowledges that User shall be liable for all taxes and duties (other than franchise and income taxes owed by ICE Trade Vault) arising out of this ICE Trade Vault Agreement, including, without limitation, taxes and duties levied by non-U.S. jurisdictions.
 l) User acknowledges that excessive levels of messages and queries submitted via the ICE Trade Vault API by User can negatively impact System performance, and acknowledges that ICE Trade Vault reserves the right to, if deemed necessary by ICE Trade Vault in its sole discretion, suspend User's access to the ICE Trade Vault Service and the System pursuant to this Section 3(l). Following any suspension, ICE Trade Vault will notify User of the remedial actions necessary in order to reinstate User's access to the ICE Trade Vault Service.
 m) User represents that any ICE SBSDR Service Data submitted by User or on its behalf is accurate and complete in all material respects and compliant with Applicable Law and agrees to comply with its obligations under Applicable Law to verify ICE SBSDR Service Data submitted to the ICE SBSDR Service on its behalf. User further agrees that it will report any errors or omissions in respect of the ICE SBSDR Service Data promptly after discovery of any such error or omission in accordance with the ICE Trade Vault SBSDR Guidebook.
 n) User represents that it is one of the following:
  i) A counterparty (either a U.S. person, a registered security-based swap dealer or a registered major security-based swap participant) of a security-based swap that is reported to ICE Trade Vault to satisfy an obligation under Exchange Act Rule 901(a);
  ii) A platform (either a national securities exchange or a security-based swap execution facility that is registered or exempt from registration) that reports a security-based swap to ICE Trade Vault to satisfy an obligation under Exchange Act Rule 901(a);
  iii) A registered clearing agency (pursuant to Exchange Act Section 17A and any rules or regulations thereunder) that is required to report to ICE Trade Vault whether or not it has accepted a security-based swap for clearing pursuant to Exchange Act Rule 901(e)(1)(ii);
  iv) An Execution Agent (as defined in Annex I) that reports a security-based swap to ICE Trade Vault on behalf of one or more counterparties to satisfy an obligation under Exchange Act Rule 901(a); or
  v) A Third Party Reporter (as defined in Annex L) that reports a security-based swap to ICE Trade Vault on behalf of a counterparty or a platform to satisfy an obligation under Exchange Act Rule 901(a).

3) USER IDs AND PASSWORDS.  ICE Trade Vault may, in its sole and absolute discretion, issue to User, through its employees designated as its administrator(s) with respect to User's use of the System ("User Administrator"), one or more user IDs and passwords (collectively, the "Passwords") for use exclusively by employees or ICE Trade Vault-approved third party agents ("Authorized Agents") of User or a User affiliate that are properly authorized to access the ICE Trade Vault Service on behalf of User.  The initial User Administrator(s) for the ICE SBSDR Service, if applicable, are identified, respectively, at the end of this ICE Trade Vault Agreement and User will notify ICE Trade Vault promptly of any change in its User Administrator(s).  User will be solely responsible for controlling and monitoring the use of the Passwords, will provide the Passwords only to its Authorized Agents, and will not provide the Passwords to any third party other than an Authorized Agent.  User will immediately notify ICE Trade Vault of any unauthorized disclosure or use of the Passwords or access to the ICE Trade Vault Service or of the need to deactivate any Passwords.  User acknowledges and agrees that it will be bound by any actions taken through the use of its Passwords (except through the fault or negligence of ICE Trade Vault), whether or not such actions were authorized.  The User Administrator shall be responsible for all communications between ICE Trade Vault and User and any notices or other communications sent to the User Administrator by ICE Trade Vault shall be binding on User. Upon issuance of Passwords to User, ICE Trade Vault may include the User's name among any list of users in promotional materials relating to the ICE Trade Vault Service.  Any use of the trademark, trade name or logo of User by ICE Trade Vault in a press release or other promotional material will require the prior written consent of User.

4) TERM.  This ICE Trade Vault Agreement, as amended from time to time, will continue in effect unless and until terminated by either party upon 30 days' written notice to the other, provided that this ICE Trade Vault Agreement shall remain in effect with respect to any ICE SBSDR Service Data submitted prior to such termination.  Termination of this ICE Trade Vault Agreement shall terminate the ICE Trade Vault Service provided by ICE Trade Vault to User.  Each party's continuing obligations under this ICE Trade Vault Agreement and the ICE Trade Vault Terms, including, without limitation, those relating to "Indemnification" and "Confidentiality", will survive the termination of this ICE Trade Vault Agreement.

5) LIMITATION OF LIABILITY; INDEMNITY.
 a) USER ACKNOWLEDGES, UNDERSTANDS AND ACCEPTS THAT ICE TRADE VAULT MAKES NO WARRANTY WHATSOEVER TO USER AS TO THE SYSTEM, OR THE ICE TRADE VAULT SERVICE, EXPRESS OR IMPLIED, AND THAT THE SYSTEM, AND ICE TRADE VAULT SERVICE ARE PROVIDED ON AN "AS IS" BASIS AT USER'S SOLE RISK.  ICE TRADE VAULT EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NEITHER ICE TRADE VAULT NOR ITS MANAGERS, OFFICERS, AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS MAKE ANY WARRANTY WITH RESPECT TO, AND NO SUCH PARTY SHALL HAVE ANY LIABILITY TO USER (i) FOR THE ACCURACY, TIMELINESS, COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE SYSTEM OR THE ICE TRADE VAULT SERVICE OR (ii) FOR DELAYS, OMISSIONS OR INTERRUPTIONS THEREIN. USER ACKNOWLEDGES AND AGREES THAT THE ICE TRADE VAULT SERVICE DOES NOT AND SHALL NOT SERVE AS THE PRIMARY BASIS FOR ANY DECISIONS MADE BY USER AND THAT ICE TRADE VAULT IS NOT AN ADVISOR OR FIDUCIARY OF USER.
 b) Subject to Section 6(c) of this ICE Trade Vault Agreement, User shall indemnify, protect and hold harmless ICE Trade Vault, its directors, officers, affiliates, employees and agents from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, and costs (including attorney's fees) resulting from or arising out of (i) any act or omission by any person obtaining access to the ICE Trade Vault Platform through the Passwords (other than through the fault or negligence of ICE Trade Vault), whether or not User has authorized such access; and (ii) any act or omission of any agent acting under authorization of User in connection with the use of the ICE Trade Vault Service.
 c) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
 d) Notwithstanding the terms of Section 6(a), in the event that ICE Trade Vault is determined to be liable to User for any cause, User expressly agrees that in entering into this ICE Trade Vault Agreement, ICE Trade Vault's aggregate liability, for all causes of action, will not exceed the total fees and other amounts (excluding any applicable taxes or duties) paid to ICE Trade Vault by User in the previous six months from the date of the occurrence of the liability.

7) CONFIDENTIALITY.
 a) Any and all non-public information in any form obtained by either party, its employees or its Authorized Agents arising out of or related to the provision or use of the System or the ICE Trade Vault Service, including but not limited to trade secrets, processes, computer software and other proprietary data, research, information or documentation related thereto and ICE Trade Vault Information, shall be deemed to be confidential and proprietary information.  Each party agrees to hold such information in strict confidence and not to disclose such information to third parties (other than to its employees, its affiliates and their employees or its Authorized Agents) or to use such information for any purpose whatsoever other than as contemplated by the ICE Trade Vault Terms and to advise each of its employees, affiliates and Authorized Agents who may be exposed to such proprietary and confidential information of their obligations to keep such information confidential in accordance with this Section 7.
 b) The restrictions in Section 7(a) shall not apply to information which: (i) is in or becomes part of the public domain other than by disclosure by such party in violation of this ICE Trade Vault Agreement; (ii) is known to or obtained by such party previously without an obligation of confidentiality; (iii) is independently developed by such party outside of this ICE Trade Vault Agreement; (iv) is required to be disclosed by Applicable Law, or pursuant to a subpoena or order of a court or regulatory, self-regulatory or legislative body of competent jurisdiction; (v) is disclosed in connection with any regulatory or self-regulatory request for information; or (vi) is submitted by User and distributed or sold by ICE Trade Vault in accordance with its standard policies and procedures and Applicable Law (provided that such distributed or resold information will not identify User by name, unless ICE Trade Vault is explicitly directed to do so by User and only then for the express purposes set forth in and under conditions agreed to in the ICE Trade Vault Terms).
 c) In the event that ICE Trade Vault receives a subpoena, data request, or order of court in any private-party litigation requesting confidential information of User, ICE Trade Vault will promptly notify User of such requirement or request to the extent it is legally permitted to do so.  ICE Trade Vault will make reasonable commercial efforts to cooperate with User to enable User to narrow the scope of the required or requested disclosures or to seek a protective order or other similar relief.  If requested by User, ICE Trade Vault will formally request that any governmental entity treat the information provided as confidential, to the extent it is not already treated as such, pursuant to the U.S. Freedom of Information Act or pursuant to an equivalent or comparable law or regulation, if applicable.
 d) Any access to ICE Trade Vault Information provided by ICE Trade Vault to a corporate affiliate, whether pursuant to a license or otherwise, shall be allowed solely for the purposes set forth in the ICE Trade Vault Terms and only with the affiliate's agreement to and compliance with ICE Trade Vault's obligations with respect to ICE Trade Vault Information under the ICE Trade Vault Terms, except to the extent otherwise agreed directly between User and such affiliate.

8) NOTICES.  All notices delivered with respect to this ICE Trade Vault Agreement shall be in writing and either (i) hand delivered or forwarded by registered or certified mail, or (ii) sent via electronic mail, in either case to the relevant address provided by a party for such purpose.

9) NO THIRD PARTY BENEFICIARY.  Nothing in this ICE Trade Vault Agreement shall be considered or construed as conferring any right or benefit on a person not a party to this ICE Trade Vault Agreement or imposing any obligations on ICE Trade Vault or User to persons not a party to this ICE Trade Vault Agreement.

10) FORCE MAJEURE.  Neither ICE Trade Vault nor User shall be deemed to be in default of any provision hereof or be liable for any delay, failure in performance, or interruption of service resulting directly or indirectly from acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, power failure or any other cause beyond its reasonable control.

11) WAIVER.  No waiver by either party of any default by the other in the performance of any provisions of this ICE Trade Vault Agreement shall operate as a waiver of any continuing or future default, whether of a like or different character.

12) ASSIGNMENT. This ICE Trade Vault Agreement may not be assigned by either party without the other party's express prior written consent; provided, however, that (A) User may assign this ICE Trade Vault Agreement to any entity (i) controlling, controlled by, or under common control with User, or (ii) which succeeds to all or substantially all of the assets and business of User, provided that, in the case of any such assignment by User, the assignee agrees in writing to assume the assignor's obligations under, and to be bound by the provisions of, this ICE Trade Vault Agreement (as it may be amended from time to time); and (B) ICE Trade Vault may assign all or part of its rights and obligations under this ICE Trade Vault Agreement to any entity (i) controlling, controlled by, or under common control with ICE Trade Vault, or (ii) which succeeds to all or substantially all of the assets and business of ICE Trade Vault, provided that, in the case of any such assignment by ICE Trade Vault, the assignee agrees in writing to assume the obligations under, and to be bound by the provisions of, this ICE Trade Vault Agreement  that have been assigned. On the effective date of any valid assignment pursuant to this Section 12, the assignor shall be released from all obligations and liabilities arising under this ICE Trade Vault Agreement or, in case of a partial assignment by ICE Trade Vault, from all obligations and liabilities arising from the parts of this ICE Trade Vault Agreement that have been assigned.  This ICE Trade Vault Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns in accordance with its terms.

13) GOVERNING LAW.  Unless otherwise specified in an Annex, this ICE Trade Vault Agreement is deemed entered into in New York, New York and shall be governed and construed in all respects by the laws of the State of New York, without giving effect to principles of conflict of law.  ICE Trade Vault's ICE SBSDR Service is subject to regulation by the SEC as a registered Securities-based Swap Data Repository.

14) DISPUTE RESOLUTION.  Unless otherwise specified in an Annex, any dispute, claim or controversy between the parties relating to this ICE Trade Vault Agreement shall be resolved through binding arbitration conducted in accordance with the Arbitration Rules of the American Arbitration Association.  Any such arbitration shall be conducted in New York, New York or at such other location as may be agreed to by the parties and the arbitrators.  For the avoidance of doubt, this arbitration clause only applies to ICE Trade Vault and the User and does not apply to any disputes arising between users or any other disputes between parties other than ICE Trade Vault and the User.  Notwithstanding the foregoing, each party acknowledges that a breach of this ICE Trade Vault Agreement may cause the other party irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights and remedies which may be available to such other party at law or in equity, and each party hereby consents to the jurisdiction of any federal or state courts located in New York, New York with respect to any such action.  The parties expressly waive their right to trial by jury in any such action.

15) HEADINGS.  The headings in this ICE Trade Vault Agreement are intended for convenience of reference and shall not affect its interpretation.

16) SEVERABILITY. If any provision of this ICE Trade Vault Agreement (or any portion thereof) shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this ICE Trade Vault Agreement shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature page to follow.]

Date: __________________, 20__

User represents that it is (select one option):
 - A counterparty (either a U.S. person, a registered security-based swap dealer or a registered major security-based swap participant) of a security-based swap that is reported to ICE Trade Vault to satisfy an obligation under Exchange Act Rule 901(a).
 - A platform (either a national securities exchange or a security-based swap execution facility that is registered or exempt from registration) that reports a security-based swap to ICE Trade Vault to satisfy an obligation under Exchange Act Rule 901(a).
 - A registered clearing agency (pursuant to Exchange Act Section 17A and any rules or regulations thereunder) that is required to report to ICE Trade Vault whether or not it has accepted a security-based swap for clearing pursuant to Exchange Act Rule 901(e)(1)(ii).
 - An Execution Agent (as defined in Annex I) that reports a security-based swap to ICE Trade Vault on behalf of one or more counterparties to satisfy an obligation under Exchange Act Rule 901(a).
 - A Third Party Reporter (as defined in Annex L) that reports a security-based swap to ICE Trade Vault on behalf of a counterparty or a platform to satisfy an obligation under Exchange Act Rule 901(a).
      [Insert User's Full Legal Company Name Below]

ICE Trade Vault, LLC
5660 New Northside Drive NW, 3rd Floor   Address:
Atlanta, Georgia 30328, USA

Signature:__________________________    Signature:
Name:        Name:
Title:          Title:

User Administrator for ICE Trade Vault:
(Required to gain access to the ICE Trade Vault Service)
       Name:
       Title:
       Address:

       Telephone:
       Fax:
       Email:

ANNEXES A-B (INTENTIONALLY LEFT BLANK)

ANNEX C - ADDITIONAL TERMS FOR EU USERS

Where the User is incorporated in any member state of the European Union the following terms shall be incorporated into and form part of the ICE Trade Vault Agreement and, in the event of conflict with any other terms of the ICE Trade Vault Agreement, shall prevail over such terms.

I. COMPLIANCE WITH LAW AND DATA PROTECTION
 A. User shall:
  1. comply with, and represents and warrants that it has complied with, the UK Data Protection Act 1998 and all applicable data protection legislation and regulations (the "Data Protection Laws") in relation to the use of the System and access to the ICE Trade Vault Service by User and its Authorized Agents;
  2. not, by any act or omission, put ICE Trade Vault or any of its affiliates or subsidiaries in breach of any of the Data Protection Laws; and
  3. do and execute, or arrange to be done and executed, each act, document and thing necessary or desirable in order to comply with this clause A.
 B. Without limiting the foregoing, User shall:
  1. inform, and represents and warrants that it has informed, its authorized employees that ICE Trade Vault may:
   a. process their Personal Data (which shall have the meaning ascribed under the Data Protection Laws) for the purposes of providing and using the System, the ICE Trade Vault Service and accessing the ICE Trade Vault Platform (including training and support), to administer and improve the System and the ICE Trade Vault Platform, marketing of ICE Trade Vault products and/or services and to meet legal and regulatory obligations;
   b. disclose their Personal Data, for the purposes described in clause B.1.a. to any affiliate and/or subsidiary, legal and regulatory authority and any third party to whom ICE Trade Vault may delegate services or functions in relation to the System and/or the ICE Trade Vault Service in accordance with the ICE Trade Vault Terms which may include transferring Personal Data to countries that do not provide legal protection of Personal Data equivalent to that in the United Kingdom.
  2. obtain, and represents and warrants that it has obtained, from its Authorized Agents all consents (in the relevant form required by the Data Protection Laws) to the processing described in clauses B.1.a. and B.2.b.
 C. User shall provide to ICE Trade Vault, upon request, evidence that clause I. has been complied with.

II. GOVERNING LAW

 A. The ICE Trade Vault Agreement shall be governed in all respects by, and construed in accordance with the laws of England.

III. ARBITRATION

 A. Any dispute, claim or controversy between the parties relating to this ICE Trade Vault Agreement shall be referred to and finally resolved by arbitration in England.

IV. THIRD PARTY RIGHTS

 A. Subject to this section and Section 6(a) of the ICE Trade Vault Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Third Parties Act.
 B. A counterparty to any Transaction (a "Third Party") may enforce the terms of Section 6(a) of the Agreement subject to and in accordance with this section and the arbitration section of this Annex and the provisions of the Third Parties Act.  Any counterparty trying to claim against a user by exercising its third party rights under this Agreement rather than by its direct contractual relations with the user will be bound by English law and arbitration jurisdiction under this formulation.
 C. The parties to this Agreement do not require the consent of any Third Party to rescind or vary this Agreement at any time.

ANNEX D - ICE LINK TRADE VAULT REPORTING CONNECTIVITY

The ICE Link Trade Vault Reporting Connectivity, as further described in Section 1(a) below, is provided by ICE, an affiliate of ICE Trade Vault, independently of the ICE Trade Vault SBSDR Service, and will be provided to Users who have (i) entered into a separate agreement with ICE governing User's use of ICE's post-transaction electronic processing functionality for credit derivative transactions known as ICE Link (the "ICE Link Agreement"), and (ii) executed the ICE Trade Vault Agreement, which includes this Annex B, which (a) is intended to provide the User with additional functionality available within ICE Link for the purpose of submitting User's ICE SBSDR Service Data to the ICE SBSDR Service, and (b) authorize ICE to provide the User's ICE SBSDR Service Data to ICE Trade Vault in connection with the ICE SBSDR Service. This Annex B to the ICE Trade Vault Agreement is intended to supplement the ICE Link Agreement and provide the terms governing User's use of and access to the ICE Link Trade Vault Reporting Connectivity and unless amended in this Annex B, all terms and conditions contained in the ICE Link Agreement shall remain in effect.  Defined terms used herein but not otherwise defined herein shall have the same meaning set forth in the ICE Trade Vault Agreement.  In the event of a conflict between this Annex B and (i) the ICE Trade Vault Agreement, with respect to the ICE SBSDR Service only, the terms and conditions of the ICE Trade Vault Agreement shall prevail, and (ii) the ICE Link Agreement, with respect to User's use of and access to the ICE Link Trade Vault Reporting Connectivity only, the terms and conditions of this Annex B shall prevail.

1. ICE'S PROVISION OF TRADE VAULT REPORTING CONNECTIVITY

 a.  ICE Link Trade Vault Reporting Connectivity Definition.  "ICE Link Trade Vault Reporting Connectivity" means ICE's proprietary connectivity and electronic messaging system that provides two-way communication of ICE SBSDR Service Data to ICE Trade Vault for the purpose of meeting a User's regulatory reporting obligations as required under Applicable Law.  The term "ICE Link Trade Vault Reporting Connectivity" includes all written documentation and specifications provided to User related thereto.

 b.  Subject to User's compliance with the terms of the (i) ICE Trade Vault Agreement, as relates to the use of the ICE SBSDR Service, and (ii) ICE Link Agreement, as relates to User's use and access to ICE Link and (iii) this Annex B, as relates to the ICE Link Trade Vault Reporting Connectivity only, ICE will provide the User with, and the User may access and use, the ICE Link Trade Vault Reporting Connectivity functionality in order to submit ICE SBSDR Service Data to the ICE SBSDR Service.  Pursuant to this Annex B, notwithstanding the foregoing, User may use the ICE Link Trade Vault Reporting Connectivity solely in connection with the ICE SBSDR Service.

2. DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY

 a. USER ACKNOWLEDGES, UNDERSTANDS AND ACCEPTS THAT ICE MAKES NO WARRANTY WHATSOEVER TO USER AS TO THE ICE LINK TRADE VAULT REPORTING CONNECTIVITY, EXPRESS OR IMPLIED, AND THAT THE ICE LINK TRADE VAULT REPORTING CONNECTIVITY IS PROVIDED ON AN "AS IS" BASIS AT USER'S SOLE RISK.  ICE EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NEITHER ICE NOR ITS MANAGERS, OFFICERS, AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS MAKE ANY WARRANTY WITH RESPECT TO, AND NO SUCH PARTY SHALL HAVE ANY LIABILITY TO USER (i) FOR THE ACCURACY, TIMELINESS, COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE ICE LINK TRADE VAULT REPORTING CONNECTIVITY, OR (ii) FOR DELAYS, OMISSIONS OR INTERRUPTIONS THEREIN.  ICE SHALL HAVE NO DUTY OR OBLIGATION TO VERIFY ANY INFORMATION SUBMITTED TO OR DISPLAYED VIA THE ICE SBSDR SERVICE.  USER ACKNOWLEDGES AND AGREES THAT ICE IS NOT AN ADVISOR OR FIDUCIARY OF USER.  WITHOUT LIMITATION OF THE FOREGOING, USER ACKNOWLEDGES, AGREES AND ACCEPTS THAT ICE SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY MATTERS RELATED TO USER'S RELATIONSHIP OR DEALINGS WITH ICE TRADE VAULT, INCLUDING BUT NOT LIMITED TO THE ACCURACY OF ANY INFORMATION SUBMITTED BY ICE ON THE USERS BEHALF TO ICE TRADE VAULT IN CONNECTION WITH USER'S USE OF THE ICE SBSDR SERVICE, ALL OF WHICH SHALL BE THE SOLE RESPONSIBILITY OF USER.

 b. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ICE SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR OTHER LOSSES OR DAMAGES (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, LOSS OF BUSINESS, USE, DATA OR OTHER INTANGIBLE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY) OR OTHER LEGAL THEORY, HOWSOEVER CAUSED, ARISING OUT OF OR RELATING IN ANY WAY TO ICE LINK TRADE VAULT REPORTING CONNECTIVITY AND/OR USER'S USE OF, OR INABILITY TO USE, OR RELIANCE ON, THE ICE LINK TRADE VAULT REPORTING CONNECTIVITY.

 c. With respect to User's use of the ICE Link Trade Vault Reporting Connectivity, User agrees that it shall indemnify, protect, and hold harmless ICE, its directors, officers, affiliates, employees and agents, from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, or costs (including attorney's fees) resulting from or arising out of any act or omission by any person obtaining access to the ICE Link Trade Vault Reporting Connectivity (other than through the fault or negligence of ICE), whether or not User has authorized such access.

 d. User acknowledges and agrees that any and all information submitted by User to ICE Trade Vault utilizing the ICE Link Trade Vault Reporting Connectivity may be disclosed to applicable regulators or other entities, including but not limited to relevant derivatives clearing organizations, as reasonably necessary to satisfy applicable regulatory reporting obligations.

 e. Notwithstanding the terms of Section 2(a), in no event shall ICE's aggregate liability to the User or any other person or entity for damages under any provision of this Annex B, and regardless of the form of action, whether arising out of or related to breach of contract, tort (including negligence) or otherwise, exceed ten thousand dollars ($10,000).  The foregoing limitations shall apply even if the User's remedies under this Annex B fail of their essential purpose.

3. FEES.

User acknowledges and accepts that it shall be solely responsible to ICE for any and all expenses and fees associated with its use of and access to the ICE Link Trade Vault Reporting Connectivity, as set forth in the attached ICE Link Fee Schedule, which may be amended from time to time by providing User with written notice at least ninety (90) calendar days prior to the effective date of any such fee modification.

4. TERMINATION.

 a.   Termination of the ICE Trade Vault Agreement between User and ICE Trade Vault shall automatically terminate User's access to the ICE Link Trade Vault Reporting Connectivity.

 b.  Termination of the ICE Link Agreement shall automatically terminate this ICE Trade Vault Agreement, to include this Annex B.

5.  DISPUTE RESOLUTION.

Any dispute, claim or controversy between the parties relating to this Annex B to the ICE Trade Vault Agreement relating to or in connection with ICE's provision of, and User's use of and access to the ICE Link Trade Vault Reporting Connectivity shall be resolved through binding arbitration conducted in accordance with the Arbitration Rules of the American Arbitration Association.  Any such arbitration shall be conducted in New York, New York or at such other location as may be agreed to by the parties and the arbitrators.  For the avoidance of doubt, this arbitration clause only applies to ICE and the User solely with respect to the ICE Link Trade Vault Reporting Connectivity and does not apply to any disputes arising between a User and ICE Trade Vault, which shall be resolved in accordance with the provisions of the ICE Trade Vault Agreement, or any other disputes between parties other than ICE and the User.  Notwithstanding the foregoing, each party acknowledges that a default in respect of this Annex B to the ICE Trade Vault Agreement may cause the other party irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights and remedies which may be available to such other party at law or in equity, and each party hereby consents to the jurisdiction of any federal or state courts located in New York, New York with respect to any such action.  The parties expressly waive their right to trial by jury in any such action.
Date: __________________, 20__

      [Insert User's Full Legal Company Name Below]

ICE Trade Vault, LLC
5660 New Northside Drive NW, 3rd Floor   Address:
Atlanta, Georgia 30328, USA

Signature:__________________________    Signature:
Name:        Name:
Title:          Title:

ANNEXES E-H (INTENTIONALLY LEFT BLANK)

ANNEX I - ADDITIONAL TERMS FOR EXECUTION AGENTS
If User is an execution agent acting on behalf of one or more counterparties to a security-based swap that is reported to ICE Trade Vault to satisfy an obligation under Exchange Act Rule 901(a), the following terms shall supplement, amend and be incorporated into and form part of the ICE Trade Vault Agreement and, in the event of conflict with any other terms of the ICE Trade Vault Agreement, shall prevail over such terms.

EXECUTION AGENT TERMS
This Annex shall amend and supplement the ICE Trade Vault Agreement with respect to Execution Agents as Users, as follows:

1. First paragraph.  The first paragraph to the ICE Trade Vault Agreement shall be amended by adding the following before the last sentence:
"User is the execution agent (the "Execution Agent") for each of the entities listed in Exhibit A hereto (as amended from time to time pursuant to Section 3(p) below), each of which is a "Client" of the Execution Agent."
2. Section 3. User's Representations, Warranties and Covenants. The following paragraphs shall be added as new Sections 3(o) and 3(p) of the ICE Trade Vault Agreement:
"(o)  User has been duly granted authority or a power of attorney (or both) enabling it to act on each Client's behalf pursuant to this ICE Trade Vault Agreement, and User has full power and legal authority, on each Client's behalf and for each Client's account, to use the ICE Trade Vault Services.
(p) Exhibit A contains a list of the Clients on behalf of which User will be using the ICE Trade Vault Services. Exhibit A includes each Client's full legal name, LEI (as required under the ICE Trade Vault SBSDR Guidebook) and account number. User will promptly update or modify the information contained in Exhibit A from time to time as necessary so that the information contained in Exhibit A remains current by delivering to ICE Trade Vault at TradeVaultSupport@thiece.com, a revised version of Exhibit A that includes all information required by this Section 3(p). The representations and warranties contained in Section 3(o) above shall be deemed repeated by User on each date on which User delivers a revised Exhibit A to ICE Trade Vault."

3. Section 6. Limitation of Liability. Section 6(b) shall be amended by deleting in the sixth line thereof "and (ii)" and replacing it with the following:
 "(ii) any act or omission by User that is outside the scope of the authority granted by a Client; and (iii) any act or omission"

4. Section 7. Confidentiality. Section 7(b) shall be amended by adding "or Clients", in subsection (vi) thereof between "will not identify User" and "by name".
[Remainder of the page intentionally left blank; signature page follows]

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties below covenant and agree to the terms set out in the ICE Trade Vault Agreement as supplemented and amended by this Annex I.

Date: __________________, 20______
      [Insert User's Full Legal Company Name Below]

ICE Trade Vault, LLC
5660 New Northside Drive NW, 3rd Floor   Address:
Atlanta, Georgia 30328, USA

Signature: __________________________    Signature:
Name:        Name:
Title:          Title:

User Administrator for ICE Trade Vault:
(Required to gain access to the ICE Trade Vault Service)
       Name:
       Title:
       Address:

       Telephone:
       Fax:
       Email:

EXHIBIT A

LIST OF EXECUTION AGENT'S CLIENTS

FULL LEGAL NAME OF CLIENT LEGAL ENTITY IDENTIFIER ACCOUNT NUMBER

ANNEXES J-K (INTENTIONALLY LEFT BLANK)
ANNEX L - ADDITIONAL TERMS FOR THIRD PARTY REPORTERS
If User reports Trades acting as a service provider on behalf of a platform (either a national securities exchange or a security-based swap execution facility that is registered with the SEC or exempt from registration) or one or more counterparties to a security-based swap to satisfy an obligation under Exchange Act Rule 901(a) and is neither a counterparty nor an Execution Agent with respect to such Trades (such User, a "Third Party Reporter"), the following terms shall supplement, amend and be incorporated into and form part of the ICE Trade Vault Agreement and, in the event of conflict with any other terms of the ICE Trade Vault Agreement, shall prevail over such terms.

THIRD PARTY REPORTER TERMS
This Annex shall amend and supplement the ICE Trade Vault Agreement with respect to Third Party Reporters as Users, as follows:

1. First paragraph.  The first paragraph to the ICE Trade Vault Agreement shall be amended by adding the following before the last sentence:
"User is a Third Party Reporter for each of the entities listed in Exhibit B hereto (as amended from time to time pursuant to Section 3(p) below), each of which is a "Client" of the Third Party Reporter."
2. Section 3. User's Representations, Warranties and Covenants. The following paragraphs shall be added as new Sections 3(o) and 3(p) of the ICE Trade Vault Agreement:
"(o)  User has been duly granted authority enabling it to act on each Client's behalf pursuant to this ICE Trade Vault Agreement, and User has full power and legal authority, on each Client's behalf and for each Client's account, to use the ICE Trade Vault Services.
(p)Exhibit B contains a list of the Clients on behalf of which User will be using the ICE Trade Vault Services. Exhibit B includes each Client's full legal name and LEI (as required under the ICE Trade Vault SBSDR Guidebook), including with respect to a Platform, its Platform ID. User will promptly update or modify the information contained in Exhibit B from time to time as necessary so that the information contained in Exhibit B remains current by delivering to ICE Trade Vault at TradeVaultSupport@thiece.com, a revised version of Exhibit B that includes all information required by this Section 3(p). The representations and warranties contained in Section 3(o) above shall be deemed repeated by User on each date on which User delivers a revised Exhibit B to ICE Trade Vault."

3. Section 6. Limitation of Liability. Section 6(b) shall be amended by deleting in the sixth line thereof "and (ii)" and replacing it with the following:
 "(ii) any act or omission by User that is outside the scope of the authority granted by a Client; and (iii) any act or omission"

4. Section 7. Confidentiality. Section 7(b) shall be amended by adding "or Clients", in subsection (vi) thereof between "will not identify User" and "by name".
[Remainder of the page intentionally left blank; signature page follows]

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties below covenant and agree to the terms set out in the ICE Trade Vault Agreement as supplemented and amended by this Annex L.

Date: __________________, 20______
      [Insert User's Full Legal Company Name Below]

ICE Trade Vault, LLC
5660 New Northside Drive NW, 3rd Floor   Address:
Atlanta, Georgia 30328, USA

Signature: __________________________    Signature:
Name:        Name:
Title:          Title:

User Administrator for ICE Trade Vault:
(Required to gain access to the ICE Trade Vault Service)
       Name:
       Title:
       Address:

       Telephone:
       Fax:
       Email:

EXHIBIT B-

LIST OF THIRD PARTY REPORTER'S CLIENTS

FULL LEGAL NAME OF CLIENT LEGAL ENTITY IDENTIFIER/PLATFORM ID